Exhibit 10.46
BAKER HUGHES INCORPORATED
Compensation Table for Named Executive Officers and Directors
Named Executive Officers:

	Current	Base Salary Effective
	Base Salary	March 2008 [3]

Chad C. Deaton [1]	$1,100,000	$1,155,000
Peter A. Ragauss	546,000	568,000
James R. Clark [2]	0	0
Alan R. Crain	455,000	473,000
David H. Barr	450,000	450,000
Non-Employee Directors4:

Annual Cash Retainer:	$60,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer (Excluding Executive Committee):	$5,000
Annual Non-Retainer Equity (restricted stock awarded in January, stock options awarded 50% in January and 50% in July of each year):	$150,000

[1]	Mr. Deaton has an Employment Agreement with Baker Hughes Incorporated, filed as Exhibit 10.3 to Current Report on Form 8-K filed October 7, 2004.

[2]	Mr. Clark retired from the Company on January 31, 2008.

[3]	In addition to their base salaries, these named executive officers, at the discretion of the Board of Directors can receive equity compensation pursuant to the 2002 Director & Officer Long-Term Compensation Plan, filed as Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. These named executive officers also are entitled to participate in the Company’s Annual Incentive Compensation Plan, as amended and restated, filed as Exhibit 10.18 to Annual Report on Form 10-K for the year ended December 31, 2007.

[4]	Non-employee directors are reimbursed for reasonable travel and related expenses.